Exhibit 5


                          PITNEY, HARDIN, KIPP & SZUCH
                                  P.O. BOX 1945
                        MORRISTOWN, NEW JERSEY 07962-1945


                                                                 April 15, 1998



EA Engineering, Science, and Technology, Inc.
11019 McCormick Road
Hunt Valley, Maryland 21031

              We refer to the Registration Statement on Form S-8 (the "Registration Statement") by EA Engineering, Science, and Technology, Inc. (the "Company") relating to 47,500 shares of the Company's Common Stock, par value $0.01 per share (the "Securities"), offered pursuant to the Company's 1993 Non-Employee Director Stock Option Plan (the "Plan").

              We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the State of Delaware and of officers of the Company as we deemed necessary in order to express the opinion hereinafter set forth.

              Based on the foregoing, we are of the opinion that, when the Securities have been duly issued as contemplated by the Registration Statement (including the Prospectus which is not filed therewith) and the Plan and for the consideration determined in accordance with the terms of the Plan, the Securities will be validly issued, fully paid and non-assessable.

              The foregoing opinion is limited to the Federal laws of the United States and the corporate law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

              We hereby consent to use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,


                                            PITNEY, HARDIN, KIPP & SZUCH